Exhibit 99

From:    Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Colleen F. Henderson, CFA (analysts)
414-221-2592
colleen.henderson@wisconsinenergy.com

July 29, 2015

WEC Energy Group posts 2015 second quarter and first half results

•	Adjusted second quarter earnings were 59 cents a share

MILWAUKEE - WEC Energy Group Inc. (NYSE: WEC) today reported net income of $80.9 million or 35 cents a share for the second quarter of 2015. This compares to net income of $133.0 million or 58 cents a share for the second quarter of 2014.

Costs related to the acquisition of Integrys Energy Group reduced earnings by 24 cents a share in the most recent quarter. Excluding the effect of this item, adjusted earnings for the second quarter of 2015 were 59 cents a share.

Second quarter 2015 revenues totaled $991 million. Revenues were $1.04 billion in the second quarter of 2014.

“With our continued focus on cost control, productivity, and customer satisfaction, we delivered solid results in the second quarter despite a very cool June that virtually eliminated customer demand for air conditioning across the region,” said Gale Klappa, chairman and chief executive.

The acquisition of Integrys closed on June 29. Results reported for the second quarter and first half of 2015 do not incorporate the financial performance of Integrys and its subsidiaries.

For the first six months of 2015, WEC recorded net income of $276.7 million or $1.21 a share - down from $340.6 million or $1.50 a share in the corresponding period a year ago. Costs related to the Integrys acquisition reduced earnings by 28 cents a share for the first half of 2015. Excluding the effect of this item, adjusted earnings for the first six months of 2015 were $1.49 a share.

At the end of June 2015, the company was serving nearly 5,500 more electric customers and approximately 8,300 more natural gas customers than a year ago.

Residential use of electricity dropped by 5 percent from last year's second quarter.  Consumption of electricity by small commercial and industrial customers rose by 2.3 percent.  Electricity use by large commercial and industrial customers - excluding the iron ore mines in Michigan's Upper Peninsula - was down by 1.4 percent.

On a weather-normal basis, retail consumption of electricity fell by 1.3 percent.

“Completing the acquisition of Integrys in late June, just 53 weeks after we announced the transaction, marks a major milestone for our company - a transformational step that will deliver clear and compelling benefits for our customers and stockholders for years to come,” Klappa noted.

“WEC is now the eighth largest natural gas distribution company and one of the 15 largest investor-owned utility systems in the United States. WEC is also the majority owner of American Transmission Company,” he said.

“Our focus going forward will be on world-class reliability, financial discipline, and exceptional customer care.

“We project our capital investments over the next decade on necessary infrastructure upgrades will be nearly double our stand alone plan,” he added. “And our track record of on time, on budget construction will serve us well as we move forward with the energy and environmental projects that our region needs.”

Conference call

A conference call is scheduled for 1:30 p.m. Central time on July 29, 2015. The presentation will review 2015 second quarter earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing 866-439-9410 up to 15 minutes before the call begins. International callers may dial 706-643-5658. The conference ID is 61875676.

Access also may be gained through the company's website (wecenergygroup.com). Select ‘Second Quarter Earnings Release and Conference Call' and then select 'Go to webcast.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its second quarter performance. The materials will be available at 6:30 a.m. Central time on July 29, 2015.

Replay

A replay will be available on the website and by phone after the presentation. Access to the webcast replay will be available on the website about two hours after the presentation. Access to a phone replay also will be available approximately two hours after the presentation and remain accessible through Aug. 11, 2015. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 61875676.

Non-GAAP earnings measures

Adjusted earnings (non-GAAP earnings), which generally exclude nonoperational items that are not associated with the company’s ongoing operations, are provided as a complement to, and should not be considered as an alternative to, reported earnings presented in accordance with GAAP. The excluded items are not indicative of the company’s operating performance. Therefore, we believe that the presentation of adjusted earnings is relevant and useful to investors to understand WEC Energy Group’s operating performance. Management uses such measures internally to evaluate the company’s performance and manage its operations.

Forward-looking statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties, including those matters described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the heading "Risk Factors,” as well as those factors described in the forward-looking information cautionary statement, contained in each of WEC Energy Group’s and Integrys’ Form 10-K for the year ended Dec. 31, 2014 and in subsequent reports filed by each company with the Securities and Exchange Commission, that could cause WEC’s actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management's expectations and projections regarding capital investments and other matters. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects," "should," "targets," “will” or similar terms or variations of these terms. WEC expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.4 million customers in Wisconsin, Illinois, Michigan and Minnesota.
The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, and Minnesota Energy Resources. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.
WEC Energy Group (wecenergygroup.com), a component of the S&P 500, has nearly $29 billion of assets, 9,300 employees and approximately 60,000 stockholders of record.
Tables follow

WEC ENERGY GROUP, INC.
CONSOLIDATED CONDENSED INCOME STATEMENTS
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$991.2	$1,043.7	$2,379.1	$2,738.7

Operating Expenses
Fuel and purchased power	273.7	292.5	571.4	611.1
Cost of gas sold	79.3	125.9	395.5	717.4
Other operation and maintenance	337.0	256.0	617.7	531.4
Depreciation and amortization	105.7	101.4	210.8	202.0
Property and revenue taxes	31.9	30.3	63.8	60.9
Total Operating Expenses	827.6	806.1	1,859.2	2,122.8

Treasury Grant	2.2	3.1	4.7	6.6

Operating Income	165.8	240.7	524.6	622.5

Equity in Earnings of Transmission Affiliate	14.3	17.5	30.4	34.8
Other Income, net	26.1	8.1	29.1	9.2
Interest Expense, net	62.1	59.0	121.8	121.3

Income Before Income Taxes	144.1	207.3	462.3	545.2

Income Tax Expense	63.2	74.3	185.6	204.6

Net Income	$80.9	$133.0	$276.7	$340.6

Earnings Per Share
Basic	$0.36	$0.59	$1.22	$1.51
Diluted	$0.35	$0.58	$1.21	$1.50

Weighted Average Common Shares Outstanding (Millions)
Basic	227.5	225.5	226.5	225.6
Diluted	229.1	227.6	228.2	227.7

WEC ENERGY GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014
	(Millions of Dollars, Except Per Share Amounts)

Net Income	$80.9	$133.0	$276.7	$340.6

Other comprehensive income
Derivatives accounted for as hedges
Realized gains, net of tax of $7.6 million	11.4	—	11.4	—
Reclassification of net losses (gains) to net income	(0.1)	—	(0.1)	—
Total other comprehensive income	11.3	—	11.3	—

Comprehensive income attributed to common shareholders	$92.2	$133.0	$288.0	$340.6

WEC ENERGY GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)

	June 30, 2015	December 31, 2014
	(Millions of Dollars)
Assets

Property, Plant and Equipment, Net	$18,529.4	$11,257.7

Investments
Equity investment in transmission affiliate	987.8	424.1
Other	181.9	32.8
Total Investments	1,169.7	456.9

Current Assets
Cash and cash equivalents	214.4	61.9
Accounts receivable, net	667.5	352.1
Accrued revenues	289.1	291.3
Materials, supplies and inventories	562.5	400.6
Current deferred tax asset, net	236.4	242.7
Prepayments and other	306.9	186.8
Total Current Assets	2,276.8	1,535.4

Deferred Charges and Other Assets
Regulatory assets	2,796.4	1,271.2
Goodwill	3,386.5	441.9
Other long-term assets	455.7	200.3
Total Deferred Charges and Other Assets	6,638.6	1,913.4
Total Assets	$28,614.5	$15,163.4

Capitalization and Liabilities

Capitalization
Common equity	$8,456.7	$4,419.7
Preferred stock of subsidiaries	81.5	30.4
Long-term debt	8,547.6	4,186.4
Total Capitalization	17,085.8	8,636.5

Current Liabilities
Long-term debt due currently	608.4	424.1
Short-term debt	826.3	617.6
Accounts payable	777.1	363.3
Accrued payroll and benefits	135.7	95.1
Other	592.8	168.6
Total Current Liabilities	2,940.3	1,668.7

Deferred Credits and Other Liabilities
Regulatory liabilities	1,313.0	830.6
Deferred income taxes - long-term	4,624.3	2,906.7
Deferred revenue, net	596.2	614.1
Pension and other benefit obligations	428.0	203.8
Other long-term liabilities	1,626.9	303.0
Total Deferred Credits and Other Liabilities	8,588.4	4,858.2
Total Capitalization and Liabilities	$28,614.5	$15,163.4

WEC ENERGY GROUP, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
	2015	2014
	(Millions of Dollars)
Operating Activities
Net income	$276.7	$340.6
Reconciliation to cash
Depreciation and amortization	216.8	206.5
Contributions to qualified benefit plans	(100.0)	—
Deferred income taxes and investment tax credits, net	121.7	188.0
Working capital and other	200.7	(13.8)
Cash Provided by Operating Activities	715.9	721.3

Investing Activities
Capital expenditures	(356.5)	(305.5)
Business acquisition, net of cash acquired of $156.3 million	(1,329.4)	—
Investment in transmission affiliate	(2.6)	(7.9)
Other, net	9.3	0.5
Cash Used in Investing Activities	(1,679.2)	(312.9)

Financing Activities
Common stock repurchased under benefit plans, net	(19.8)	(21.1)
Common stock repurchased under repurchase plan	—	(18.6)
Dividends paid on common stock	(190.5)	(176.0)
Change in debt, net	1,332.7	(188.4)
Other, net	(6.6)	3.1
Cash Provided by (Used in) Financing Activities	1,115.8	(401.0)

Change in Cash	152.5	7.4

Cash at Beginning of Period	61.9	26.0

Cash at End of Period	$214.4	$33.4